UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2021

Liberty Media Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39920	85-3809075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Series A common stock and one-fifth of one redeemable warrant	LMACU	The Nasdaq Stock Market LLC
Series A common stock, par value $0.0001 per share	LMACA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Series A common stock at an exercise price of $11.50	LMACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the U.S. Securities and Exchange Commission (the “SEC”) released the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs, which provisions are similar to those contained in the warrant agreement governing the warrants of Liberty Media Acquisition Corporation (the “Company”), require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. The Company has previously classified its private placement warrants and public warrants (collectively, the “warrants”) as equity in the Company’s audited balance sheet as of January 26, 2021 (the “Closing Date Balance Sheet”) included in its Current Report on Form 8-K filed with the SEC on February 1, 2021. For a full description of the warrants, refer to the prospectus related to the Company’s initial public offering filed with the SEC on January 25, 2021 (the “IPO Prospectus”). The parent of the Company's sponsor, Liberty Media Corporation (“Liberty Media”), filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 with the SEC on May 7, 2021. Liberty Media made certain determinations impacting the condensed consolidated financial statements of Liberty Media, including its determination that the warrants have certain provisions that require the warrants to be accounted for as a liability measured at fair value.

The Company continues to evaluate the Staff Statement with respect to the Company’s accounting treatment of the Company’s warrants, and other related accounting matters. As the Company continues to assess the accounting treatment, it is also currently in the process of assessing the materiality of any required adjustments to the Closing Date Balance Sheet and concurrently evaluating the materiality of this matter and other related accounting matters in accordance with Staff Accounting Bulletin 99.

This report includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the accounting treatment of the Company’s warrants and other related accounting matters. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, changes in applicable laws or regulations or accounting guidance. These forward-looking statements speak only as of the date of this report, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the expectations of the Company with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the IPO Prospectus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2021

Liberty Media Acquisition Corporation

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Senior Vice President

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